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Exhibit 10.06

ALIBRIS, INC.
2004 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS MARCH 25, 2004
APPROVED BY THE STOCKHOLDERS                        , 2004

        1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, any Parent and all Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock, Stock Appreciation Rights, and Stock Units. Capitalized terms not defined elsewhere in the text are defined in Section 25 hereof.

        2.    SHARES SUBJECT TO THE PLAN.

          2.1    Number of Shares Available.    Subject to Sections 2.2 and 19 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 1,189,900 Shares plus: (a) the number of Shares reserved under the Company's 2000 Equity Incentive Plan (the "Prior Plan") that are not subject to outstanding awards under the Prior Plan upon its termination at the Effective Date, and (b) the number of Shares that are released from, or reacquired by the Company from, awards that on the Effective Date are outstanding under the Prior Plan or under the Company's 1998 Stock Option Plan. Shares reserved under this Plan that correspond to Shares covered by part (b) of the immediately preceding sentence shall not be available for grant and issuance pursuant to this Plan except as such Shares cease to be subject to such outstanding awards or are reacquired by the Company. Subject to Sections 2.2, 5.10 and 19 hereof, if Shares: (a) are subject to an Award that terminates without such Shares being issued, or (b) are issued pursuant to an Award, but are forfeited by the Company at the original issue price; then such Shares will again be available for grant and issuance under this Plan. At all times the Company will reserve and keep available the number of Shares necessary to satisfy the requirements of all Awards then outstanding under this Plan. No more than fifty percent (50%) of the Shares reserved under the Plan may be issuable pursuant to an Award at a price per share that is at a discount from the Fair Market Value on the date of grant of such Award (excluding Awards granted in substitution for other awards as part of an acquisition by the Company). To the extent, and during the time, required by the Code to qualify designated Options as ISOs, the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of Awards shall not exceed 20,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan.

          2.2    Adjustment of Shares.    In the event that the number of outstanding shares of the Company is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in the capital structure of the Company without consideration, or there is a change in the Company's corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Awards (including without limitation, the provisions of Sections 3 and 5.11 below), and (c) the Exercise Prices and Purchase Prices of, and number of Shares subject to, then outstanding Awards may be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

        3.    ELIGIBILITY.    ISOs (as defined in Section 5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary.

All other types of Award may be granted to any employee, officer, director or consultant of the Company or any Parent or Subsidiary; provided that with respect to any Shares issued or issuable to a consultant, such consultant is a natural person and the Award to which such Shares are subject is in full or partial compensation for bona fide services rendered by the consultant that are unconnected with any offer and sale of securities in a capital-raising transaction. On and after the date the Company becomes a "publicly held corporation" (as defined in the regulations promulgated under Section 162(m) of the Code) no employee will be eligible to receive more than one million Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who will be eligible to receive up to a maximum of two million Shares in the calendar year in which they commence their employment. Any Participant may be granted more than one Award under this Plan.

        4.    ADMINISTRATION.

          4.1    Authority.    The Committee will administer this Plan. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan except as determined by the Board or the stockholders or as limited by law. The Committee shall have within its authority, by way of example and not limitation, authority to:

            (a)   construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

            (b)   prescribe, amend and rescind rules and regulations relating to this Plan;

            (c)   approve persons to receive Awards;

            (d)   determine the form and terms of Awards;

            (e)   determine the number of Shares or other consideration subject to Awards;

            (f)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary;

            (g)   grant waivers of any conditions of this Plan or any Award;

            (h)   determine the terms of vesting, exercisability and payment of Awards (including, without limitation, the inclusion of any Performance Factors and a Performance Period in such terms);

            (i)    correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement or any Exercise Agreement;

            (j)    determine whether an Award has been earned (including, without limitation, the satisfaction of any Performance Factors);

            (k)   delegate to one or more officers of the Company the authority to grant Awards within parameters established by the Committee, provided each such officer is a member of the Board and subject to applicable law (for example, the corporate governance laws of the state of the Company's incorporation);

            (l)    delegate authority to grant Awards to a committee comprised solely of two, or more, "outside directors" (as defined in the regulations promulgated under Section 162(m) of the Code); make all other determinations necessary or advisable for the administration of this Plan; and

            (m)  extend the vesting period beyond a Participant's Termination Date.

          4.2    Committee Discretion.    Any determination made by the Committee with respect to any Award will be made in its sole discretion, provided such determination does not contravene any other express term of this Plan or direction of the Board, either: (a) at the time of grant of the Award, or (b) at any later time, subject to Section 5.9 hereof and provided such determination does not contravene any express term of such Award. Any such determination will be final and binding on the Company and on all persons having an interest in any Award affected by such determination. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

        5.    OPTIONS.    The Committee will determine at, or prior to, the date of grant of each Option whether such Option will be an "incentive stock option" within the meaning of Section 422 of the Code ("ISO") or a nonqualified stock option ("NQSO"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1    Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement, expressly identifying the Option as an ISO or an NQSO ("Stock Option Agreement"), which will: (a) be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and (b) comply with and be subject to the terms and conditions of this Plan.

          5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless the Committee specifies a later date of grant. The Stock Option Agreement and a copy of this Plan must be delivered to the Participant within a reasonable time after the date of grant of the Option.

          5.3    Exercise Period.    Options may be exercisable immediately but subject to repurchase pursuant to Section 13 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

            (a)   Subject to the terms of this Plan, each Option will expire no later than the earlier of ten years from its date of grant or the latest date set forth in the Stock Option Agreement for such Option.

            (b)   Any ISO granted to a Ten Percent Stockholder will expire and cease to be exercisable on the date that is the fifth anniversary of the date the ISO is granted.

            (c)   Any Option held by a Participant who is Terminated for Cause will expire and cease to be exercisable on the thirtieth day after such Participant's Termination Date unless determined otherwise by the Committee.

          5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that (a) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 7 hereof.

          5.5    Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

          5.6    Termination.    Subject to earlier termination pursuant to Sections 19 and 20 hereof and unless a different exercise period is expressly set forth in the Stock Option Agreement, the exercise period of an Option is always subject to Section 5.3 and the following:

            (a)   If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant's Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter or longer time period after the Termination Date as may be determined by the Committee, with any exercise occurring three (3) months after the Termination Date deemed to be exercise of an NQSO) but in any event, no later than the applicable expiration date determined under Section 5.3 above.

            (b)   If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant's Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant's legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter or longer time period after the Termination Date as may be determined by the Committee) but in any event no later than the applicable expiration date determined under Section 5.3 above.

            (c)   When a Participant is Terminated for Cause, such Participant's Options, may be exercised only for Shares that are Vested Shares as of the Termination Date and such Options shall expire as determined under Section 5.3 above.

          5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that must be purchased on any exercise of an Option, provided that such minimum number will not prevent a final exercise of an Option for the number of Shares for which it is then exercisable.

          5.8    Limitations on ISOs.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs and such distinction shall be documented in separate Stock Option Agreements per Section 5.1 above. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.9    Modification, Extension or Renewal.    The Committee may modify (including, until the third anniversary of the Effective Date, reducing the exercise price), extend or renew outstanding Options and authorize the grant of new Options or any other Awards in substitution or exchange therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price.

          5.10    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant's ISO under Section 422 of the Code.

          5.11    Automatic Grants to Outside Directors.

            (a)   Each member of the Board who is a member of the Board on the Effective Date, or on first joining the Board after the Effective Date, and who is not then also an Employee, (an "Outside Director") and who has not received a prior stock option from the Company, shall receive a NQSO to purchase 15,000 Shares (subject to adjustment under Section 2.2 of the Plan) on the Effective Date or the first business day after the date of first joining the Board, as the case may be.

            (b)   Each member of the Board who is an Outside Director on the Effective Date and who has previously received a prior stock option (or stock options) from the Company, shall receive on the Effective Date a NQSO to purchase a number of Shares (subject to adjustment under Section 2.2 of the Plan) equal to the difference between 15,000 and the aggregate number of unvested shares then subject to such Company stock option(s).

            (c)   On the first business day following the conclusion of each regular annual meeting of the Company's stockholders, commencing with the annual meeting occurring after the Effective Date, each Outside Director who will continue serving as a member of the Board of Directors thereafter (and has served continuously as a member of the Board for a period of at least twelve (12) months since all prior option grants pursuant to this Section 5.11) shall receive a NQSO to purchase 3,000 Shares (subject to adjustment under Section 2.2 of the Plan) and if less than twelve (12) months after the most recent date of grant of an Option pursuant to this Section 5.11, then the number of shares subject to the NQSO will be pro-rated based on the number of days from the most recent option grant pursuant to this Section 5.11 to such Outside Director to the date of grant of this NQSO, divided by 365 days.

            (d)   The Board may, in the exercise of its discretion, grant a NQSO to any Outside Director as full, or partial, compensation for such Outside Director's service as a member of any committee of the Board, or as a lead director; provided that the number of Shares subject to any such Option shall not exceed 6,000 shares.

            (e)   The Exercise Price of all Options granted under this Section 5.11 shall be equal to 100% of the Fair Market Value of a Share on the date of grant, and payable as provided in the Company's standard form of stock option agreement.

            (f)    All Options granted under this Section 5.11 shall terminate on the earlier of (i) the day before the tenth anniversary of the date of grant of such Options, (ii) the date three (3) months after the Outside Director holding such Options ceases, for any reason, to be a member of the Board or a consultant of the Company; provided, however, that exercisability of any such Options for Shares that are not then vested shall terminate immediately, or (iii) in the event of a Corporate Transaction, then as provided in the plan or agreement approved by the Board for such Corporate Transaction.

            (g)   Each Option granted under this Section 5.11 shall vest 12/48th of the total number of Shares subject to such Option on the first anniversary of such Option's date of grant and then 1/48th of the total number of Shares subject to such Option shall vest monthly over the remainder of the four-year period measured from the date of grant. Notwithstanding the foregoing, each such Option shall become fully vested if a Corporate Transaction (defined in Section 19.1) occurs with respect to the Company prior to or at Termination. Each such Option shall be immediately exercisable, subject to the Company's right to repurchase unvested shares upon the Outside Director holding such Option ceasing to be a member of the Board or a consultant of the Company.

        6.    RESTRICTED STOCK AWARDS.    A Restricted Stock Award is an Award made in the form of an offer by the Company to sell Shares that are subject to certain specified restrictions. The Committee will determine all the terms and conditions of the Restricted Stock Award (such as, the number of Shares, the Purchase Price and the restrictions to which the Shares will be subject) subject to the following:

          6.1    Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Participant's acceptance of the Restricted Stock Award is accomplished by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person and prior to Termination of the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment (made in accordance with Section 7.1 hereof) for the Shares to the Company within such period of time, then such Restricted Stock Award will terminate, unless otherwise determined by the Committee.

          6.2    Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee.

          6.3    Restrictions.    Restricted Stock Awards may be subject to the restrictions set forth in Section 13 hereof or such other restrictions determined by the Committee or required by law.

        7.    PAYMENT FOR SHARE PURCHASES.

          7.1    Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (including by check) or, where expressly approved for the Participant by the Committee and permitted by law:

            (a)   by cancellation of indebtedness of the Company owed to the Participant;

            (b)   by surrender of shares that: (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

            (c)   by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

            (d)   by waiver of compensation due or accrued to the Participant from the Company for services rendered;

            (e)   with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

        (i)
        through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

        (ii)
        through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

            (f)    by any combination of the foregoing.

          7.2    Loan Guarantees.    The Committee may, in its sole discretion, elect to assist the Participant in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

        8.    STOCK APPRECIATION RIGHTS.

          8.1    SAR Agreement.    Each grant of a Stock Appreciation Right or SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant's other compensation.

          8.2    Exercise of SARs.    Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company: (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

          8.3    Number of SARs.    Each SAR Agreement shall specify the number of rights to which the SAR pertains and shall provide for the adjustment of such number in accordance with the Plan.

          8.4    Exercise Price.    Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

          8.5    Exercisability and Term.    Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Participant's death, Disability or other events and may provide for expiration prior to the end of its term in the event of Termination. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.

        9.    STOCK UNITS.

          9.1    Stock Unit Agreement.    Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

          9.2    Payment.    No payment of cash shall be required as consideration.

          9.3    Vesting.    Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.

          9.4    Rights as a Stockholder.    No voting or dividend rights as a stockholder shall exist prior to the actual issuance of Shares in the name of the Participant. A Stock Unit Agreement may provide for dividend equivalent units.

          9.5    Exercisability and Term.    Each Stock Unit Agreement shall specify its term and any conditions on the time or times for settlement, and provide for expiration prior to the end of its term in the event of Termination, and may provide for earlier settlement in the event of the Participant's death, Disability or other events.

          9.6    Settlement.    Settlement of vested Stock Units may be made in the form of: (a) cash, (b) Shares or (c) as determined by the Committee, and may be settled in a lump sum or in installments. Distribution to a Participant of an amount (or amounts) from settlement of vested Stock Units can be deferred to a date after settlement as determined by the Committee. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to the Plan.

        10.    WITHHOLDING TAXES.

          10.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any foreign, federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy any foreign, federal, state, and local tax withholding requirements.

          10.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant must pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax withholding obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. Any election by any Participant to have Shares withheld for this purpose must be in writing on a form made in accordance with the requirements established by the Committee for such election.

        11.    PRIVILEGES OF STOCK OWNERSHIP.    No Participant will have any of the rights of a stockholder with respect to any Shares until the date of issuance of Shares to the Participant as recorded in the stockholder records of the Company. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 13 hereof.

        12.    TRANSFERABILITY.    Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e), and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant's legal representative and any elections with respect to an Award may be made only by the Participant or Participant's legal representative.

        13.    RESTRICTIONS ON SHARES.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase, at the Participant's Exercise Price or Purchase Price, as the case may be, Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant's Termination at any time within the time determined by the Committee.

        14.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

        15.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant's Shares set forth in Section 13 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        16.    EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Shares of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

        17.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state and (if applicable) foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

        18.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue as an employee, director or consultant with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate such service at any time, with or without Cause.

        19.    CORPORATE TRANSACTIONS.

          19.1    Assumption or Replacement of Awards by Successor or Acquiring Company.    If any of the following events (each, a "Corporate Transaction") occur:

            (a)   a dissolution or liquidation of the Company,

            (b)   any reorganization, consolidation, merger or similar transaction or series of related transactions in which the Company is a constituent corporation or is a party if, as a result of such Corporate Transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such Corporate Transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such Corporate Transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by a parent corporation) that, immediately after the consummation of such Corporate Transaction, together possess at least fifty percent (50%) of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Corporate Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder,

            (c)   a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders, or

            (d)   the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction;

  any or all outstanding Awards may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards). The successor or acquiring corporation may also substitute by issuing, in place of outstanding Shares held by the Participant, substantially similar securities or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Section 19.1. Upon the consummation of a Corporate Transaction, an additional twelve and one-half percent (12.5%) of the then Unvested Shares shall become Vested Shares of each Participant who: (i) has not been Terminated by the Company prior to the consummation of the Corporate Transaction, and (ii) is Terminated without Cause by the Company, or by the successor entity, within six (6) months after the consummation of the Corporate Transaction. For purposes of this Section 19.1, an "Acquiring Stockholder" means a stockholder or stockholders of the Company that (a) merges or combines with the Company in such Corporate Transaction or (b) owns or controls a majority of another corporation that merges or combines with the Corporation in such Corporate Transaction. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine.

          19.2    Other Treatment of Awards.    Notwithstanding the provisions of Section19.1, in the event of the occurrence of any transaction described in Section 19.1 hereof, all outstanding Awards will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

          19.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company's award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such award that is an "incentive stock option" under Section 422 of the Code will be adjusted pursuant to Section 424(a) of the Code to preserve such status). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

        20.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan takes effect on the Effective Date. To permit the grant of ISOs and to comply with other legal and listing requirements, this Plan must be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan from the determination of whether such approval has been obtained), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Commencing on the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Shares shall be issued from an Award (or other settlement of an Award made) prior to any required stockholder approval of Shares reserved under this Plan upon which such Award would draw; and (b) any Award granted under this Plan, covering Shares for which stockholder approval is required, shall be cancelled upon such stockholder approval not being timely obtained.

        21.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws (excluding the conflict of laws rules) of the State of California.

        22.    AMENDMENT OR TERMINATION OF PLAN.    Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Code (including regulations promulgated thereunder relating to ISOs) or the regulations of any stock exchange upon which the common stock of the Company is listed.

        23.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        24.    INSIDER TRADING POLICY.    Each Participant shall comply with any policy, adopted by the Company from time to time covering transactions in the Company's securities by employees, officers and/or directors of the Company:

        25.    DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

        "Award" means any award under this Plan, including any Option, Restricted Stock Award, Stock Appreciation Right, or Stock Unit.

        "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Stock Option Agreement, Restricted Stock Purchase Agreement, SAR Agreement, and Stock Unit Agreement.

        "Board" means the Board of Directors of the Company.

        "Cause" means: (a) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary, the Participant's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (b) the Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (c) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary and the Participant regarding the terms of the Participant's service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary and the Participant, (d) Participant's disregard of the policies of the Company or any Parent or Subsidiary so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary, or (e) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

        "Company" means Alibris, Inc., a Delaware corporation, or any successor corporation.

        "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

        "Effective Date" means the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Shares are declared effective by the SEC.

        "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

        "Fair Market Value" means, as of any date, the value of a share of the Company's Shares determined as follows:

          (a)   if such Shares are then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          (b)   if such Shares are publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as reported in The Wall Street Journal;

          (c)   if such Shares are publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

          (d)   if none of the foregoing is applicable, by the Committee in good faith.

        "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Shares are subject to Section 16 of the Exchange Act.

        "Option" means an award of an option to purchase Shares pursuant to Section 5 hereof.

        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Participant" means a person who receives an Award under this Plan.

        "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

          (a)   Net revenue and/or net revenue growth;

          (b)   Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

          (c)   Operating income and/or operating income growth;

          (d)   Net income and/or net income growth;

          (e)   Earnings per share and/or earnings per share growth;

          (f)    Total stockholder return and/or total stockholder return growth;

          (g)   Return on equity;

          (h)   Operating cash flow return on income;

          (i)    Adjusted operating cash flow return on income;

          (j)    Economic value added; and

          (k)   Individual confidential business objectives.

        "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Awards.

        "Plan" means this Alibris, Inc. 2004 Equity Incentive Plan, as amended from time to time.

        "Purchase Price" means the price at which a Participant may purchase Restricted Stock.

        "Restricted Stock" means Shares purchased pursuant to a Restricted Stock Award.

        "Restricted Stock Award" means an Award made pursuant to Section 6 hereof.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" means Shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19 hereof, and any successor security.

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Stock Appreciation Right" or "SAR"means an Award made pursuant to Section 9 hereof.

        "SAR Agreement" means an Award Agreement setting forth the terms and conditions for a Stock Appreciation Right.

        "Stock Unit" means an Award made pursuant to Section 10 hereof.

        "Stock Unit Agreement" means an Award Agreement setting forth the terms and conditions for a Stock Unit.

        "Ten Percent Stockholder" means any person who directly or by attribution (determined under Section 422 of the Code) owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

        "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary. A Participant will not be deemed to have ceased to provide services in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days unless: (i) reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (ii) provided otherwise pursuant to formal policy adopted from time to time by the Company's Board and issued and promulgated in writing. In the case of any Participant on (A) sick leave, (B) military leave or (C) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Parent or Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

        "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

        "Vested Shares" means "Vested Shares" as defined in the Award Agreement.

No.

ALIBRIS, INC.

2004 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

        This Stock Option Agreement (the "Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between Alibris, Inc., a Delaware corporation (the "Company"), and the participant named below (the "Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2004 Equity Incentive Plan (the "Plan").

Participant:

Social Security Number:

Address:

Total Option Shares:

Exercise Price Per Share:

Date of Grant:

First Vesting Date:

Expiration Date:
(unless earlier terminated under Section 5.6 of the Plan)
Classification of Optionee	☐ Exempt Employee ☐ Nonexempt Employee
Type of Stock Option (Check one):	☐ Incentive Stock Option ☐ Nonqualified Stock Option

        1.    GRANT OF OPTION.    The Company hereby grants to Participant an option (this "Option") to purchase the total number of shares of Common Stock of the Company set forth above as Total Option Shares (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an "incentive stock option" (the "ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    EXERCISE PERIOD.

          2.1    Exercise Period of Option.    Provided Participant continues to provide services to the Company or any Subsidiary or Parent of the Company, the Option will become vested and exercisable as to portions of the Shares as follows: (i) this Option shall not vest nor be exercisable with respect to any of the Shares until the First Vesting Date set forth on the first page of this Agreement (the "First Vesting Date"); (ii) on the First Vesting Date the Option will become vested and exercisable as to twenty-five percent (25%) of the Shares; and (iii) thereafter at the end of each full succeeding month the Option will become vested and exercisable as to 2.08333% of the Shares until the Shares are vested with respect to one hundred percent (100%) of the Shares. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares.

          2.2    Vesting of Options.    Shares that are vested pursuant to the schedule set forth in Section 2.1 are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in Section 2.1 are "Unvested Shares."

          2.3    Expiration.    The Option shall expire on the Expiration Date set forth above or earlier as provided in Section 3 below or pursuant to Section 5.6 of the Plan.

        3.    TERMINATION.

          3.1    Termination for Any Reason Except Death, Disability or Cause.    If Participant is Terminated for any reason, except death, Disability or for Cause, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the Termination Date, may be exercised by Participant no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

          3.2    Termination Because of Death or Disability.    If Participant is Terminated because of death or Disability of Participant (or Participant dies within three (3) months of Termination when Termination is for any reason other than Participant's Disability or for Cause), the Option, to the extent that it is exercisable by Participant on the Termination Date, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. Any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after the Termination Date when the termination is for Participant's disability, within the meaning of Section 22(e)(3) of the Code, is deemed to be an NQSO.

          3.3    Termination for Cause.    If the Participant is terminated for Cause, the Participant may exercise such Participant's Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Participant's Options shall expire on the thirtieth day after such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.

          3.4    No Obligation to Employ.    Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

        4.    MANNER OF EXERCISE.

          4.1    Stock Option Exercise Agreement.    To exercise this Option, Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Committee from time to time (the "Exercise Agreement"), which shall set forth, inter alia, (i) Participant's election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.

          4.2    Limitations on Exercise.    The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

          4.3    Payment.    The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (including by check) or where permitted by law:

            (a)   by cancellation of indebtedness of the Company to the Participant;

            (b)   by surrender of shares of the Company's Common Stock that (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

            (c)   by waiver of compensation due or accrued to Participant for services rendered;

            (d)   provided that a public market for the Company's stock exists: (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company;

            (e)   any other form of consideration approved by the Committee; or

            (f)    by any combination of the foregoing.

          4.4    Tax Withholding.    Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

          4.5    Issuance of Shares.    Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

        5.    NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES.    If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, and (ii) the date one (1) year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disqualifying disposition. Participant understands and agrees that a disqualifying disposition may require the Company to withhold applicable taxes on the compensation income recognized by Participant from the disqualifying disposition by payment from the wages or other compensation then payable to Participant (Participant may be permitted to make a cash payment to the Company in lieu of such withholding).

        6.    COMPLIANCE WITH LAWS AND REGULATIONS.    The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

        7.    NONTRANSFERABILITY OF OPTION.    The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), and may be exercised during the lifetime of Participant only by Participant or in the event of Participant's incapacity, by Participant's legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

        8.    TAX CONSEQUENCES.    Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT THE PROSPECTUS AND PARTICIPANT'S PERSONAL TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

          8.1    Exercise of ISO.    If the Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

          8.2    Exercise of Nonqualified Stock Option.    If the Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          8.3    Disposition of Shares.    The following tax consequences may apply upon disposition of the Shares.

            (a)   Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

            (b)   Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

            (c)   Withholding. The Company may be required to withhold from the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

        9.    PRIVILEGES OF STOCK OWNERSHIP.    Participant shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Participant.

        10.    INTERPRETATION.    Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

        11.    ENTIRE AGREEMENT.    The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

        12.    NOTICES.    Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked "Attention: Stock Plan Administration".

        13.    SUCCESSORS AND ASSIGNS.    The Company may assign any of its rights under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

        14.    GOVERNING LAW.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

        15.    ACCEPTANCE.    Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

        16.    FURTHER ASSURANCES.    The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        17.    TITLES AND HEADINGS.    The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

        18.    COUNTERPARTS.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

        19.    SEVERABILITY.    If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate, effective as of the Date of Grant.

ALIBRIS, INC.	PARTICIPANT
By:
Signature
(Please print name)	(Please print name)
(Please print title)
Address:	Address:

Fax No.:	Fax No.:

Phone No.:	Phone No.:

Attachment:

Exhibit A—Form of Stock Option Exercise Agreement

EXHIBIT A
FORM OF STOCK OPTION EXERCISE AGREEMENT

No.

ALIBRIS, INC.

2004 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

        This Stock Option Exercise Agreement (the "Exercise Agreement") is made and entered into as of                        ,             (the "Effective Date") by and between Alibris, Inc., a Delaware corporation (the "Company"), and the purchaser named below (the "Purchaser"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's 2004 Equity Incentive Plan (the "Plan").

Purchaser:

Social Security Number:

Address:

Total Number of Shares:

Exercise Price Per Share:

Type of Stock Option
(Check one):	☐ Incentive Stock Option ☐ Nonqualified Stock Option

        1.    EXERCISE OF OPTION.

          1.1    Exercise.    Pursuant to exercise of that certain option (the "Option") granted to Purchaser under the Plan and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the "Shares") of the Company's Common Stock, at the Exercise Price Per Share set forth above (the "Exercise Price"). As used in this Exercise Agreement, the term "Shares" refers to the Shares purchased under this Exercise Agreement and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

          1.2    Title to Shares.    The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

    Purchaser desires to take title to the Shares as follows:

    ☐
    Individual, as separate property

    ☐
    Husband and wife, as community property

    ☐
    Joint Tenants

    ☐
    Other; please specify:

          1.3    Payment.    Purchaser hereby delivers payment of the Exercise Price in the manner permitted in the Stock Option Agreement as follows (check and complete as appropriate):

    ☐
    in cash (by check) in the amount of $                        , receipt of which is acknowledged by the Company;

    ☐
    by cancellation of indebtedness of the Company owed to Purchaser in the amount of $                        ;

    ☐
    by delivery of                        fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six (6) months prior to the date hereof which have been paid for within the meaning of SEC Rule 144, (if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or obtained by Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $                        per share; or

    ☐
    by the waiver hereby of compensation due or accrued for services rendered in the amount of $                        .

        2.    DELIVERY.

          2.1    Deliveries by Purchaser.    Purchaser hereby delivers to the Company (i) this Exercise Agreement and (ii) the Exercise Price and payment or other provision for any applicable tax obligations in the form of a check, a copy of which is attached hereto as Exhibit 1.

          2.2    Deliveries by the Company.    Upon its receipt of the Exercise Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser.

        3.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.    Purchaser represents and warrants to the Company that:

          3.1    Agrees to Terms of the Plan.    Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

          3.2    Access to Information.    Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

          3.3    Understanding of Risks.    Purchaser has received and reviewed the Form S-8 prospectus for the Plan and Shares and is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the qualifications and backgrounds of the management of the Company; and (iv) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

        4.    COMPLIANCE WITH SECURITIES LAWS.    Purchaser understands and acknowledges that the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

        5.    RESTRICTED SECURITIES.

          5.1    No Transfer Unless Registered or Exempt.    Purchaser understands that Purchaser may not transfer any Shares except when such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the

  Company is under no obligation to do so with respect to the Shares, and may withdraw any such registration statement at any time after filing. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

          5.2    SEC Rule 144.    If Purchaser is an "affiliate" for purposes of Rule 144 promulgated under the Securities Act, then in addition, Purchaser has been advised that Rule 144 requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

        6.    RIGHTS AS A STOCKHOLDER.    Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares.

        7.    RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

          7.1    Legends.    Purchaser understands and agrees that the Company will place any legends that may be required by state or U.S. Federal securities laws, the Company's Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or, subject to the assent of the Company, any agreement between Purchaser and any third party.

          7.2    Stop-Transfer Instructions.    Purchaser agrees that, to ensure compliance with any restrictions imposed by this Exercise Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          7.3    Refusal to Transfer.    The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

        8.    TAX CONSEQUENCES.    PURCHASER UNDERSTANDS AND REPRESENTS: (i) THAT PURCHASER HAS REVIEWED THE PROSPECTUS PREPARED FOR THE PLAN AND CONSULTED PURCHASER'S PERSONAL TAX ADVISER IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. SET FORTH BELOW IS A BRIEF SUMMARY AS OF THE DATE THE PLAN WAS ADOPTED BY THE BOARD OF SOME OF THE U.S. FEDERAL AND CALIFORNIA TAX CONSEQUENCES OF EXERCISE OF THE OPTION AND DISPOSITION OF THE SHARES. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PURCHASER SHOULD CONSULT THE PROSPECTUS AND PURCHASER'S PERSONAL TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          8.1    Exercise of Incentive Stock Option.    If the Option qualifies as an ISO, there will be no regular U.S. Federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for U.S. Federal alternative minimum tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.

          8.2    Exercise of Nonqualified Stock Option.    If the Option does not qualify as an ISO, there may be a regular U.S. Federal income tax liability and a California income tax liability upon the exercise of the Option. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Purchaser is or was an employee of the Company, the Company may be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          8.3    Disposition of Shares.    The following tax consequences may apply upon disposition of the Shares.

            (a)    Incentive Stock Options.    If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

            (b)    Nonqualified Stock Options.    If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long term capital gain.

            (c)    Withholding.    The Company may be required to withhold from the Purchaser's compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

        9.    COMPLIANCE WITH LAWS AND REGULATIONS.    The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

        10.    SUCCESSORS AND ASSIGNS.    The Company may assign any of its rights under this Exercise Agreement. No other party to this Exercise Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Exercise Agreement, except with the prior written consent of the Company. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

        11.    GOVERNING LAW.    This Exercise Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

        12.    NOTICES.    Any and all notices required or permitted to be given to a party pursuant to the provisions of this Exercise Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Exercise Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Exercise Agreement, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked "Attention: Stock Plan Administration".

        13.    FURTHER ASSURANCES.    The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Exercise Agreement.

        14.    TITLES AND HEADINGS.    The titles, captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Exercise Agreement.

        15.    ENTIRE AGREEMENT.    The Plan, the Stock Option Agreement and this Exercise Agreement, together with all Exhibits thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

        16.    COUNTERPARTS.    This Exercise Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

        17.    SEVERABILITY.    If any provision of this Exercise Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Exercise Agreement and the remainder of this Exercise Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Exercise Agreement. Notwithstanding the forgoing, if the value of this Exercise Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

[THIS AREA INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this Exercise Agreement to be executed in triplicate by its duly authorized representative and Purchaser has executed this Exercise Agreement in triplicate as of the Effective Date, indicated above.

ALIBRIS, INC.	PURCHASER
By:
Signature
(Please print name)	(Please print name)
(Please print title)
Address:	Address:

Fax No.:	Fax No.:

Phone No.:	Phone No.:

Signature page to Alibris, Inc. Stock Option Exercise Agreement No.

EXHIBIT

        Exhibit 1: Copy of Purchaser's Check

EXHIBIT 1

COPY OF PURCHASER'S CHECK

QuickLinks

  Exhibit 10.06
ALIBRIS, INC. 2004 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS MARCH 25, 2004 APPROVED BY THE STOCKHOLDERS , 2004
ALIBRIS, INC. 2004 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT
ALIBRIS, INC. 2004 EQUITY INCENTIVE PLAN STOCK OPTION EXERCISE AGREEMENT